Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-188465 and 333-181291) and Form S-8 (Nos. 333-173599 and 333-188483) of STAG Industrial, Inc. of our report dated February 23, 2015, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 23, 2015